UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

 Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange
4.875% Senior Notes due 2031	GPN31A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On August 6, 2024, Global Payments Inc. (the “Company”) announced that Robert Cortopassi has been appointed to serve as the Company’s new President and Chief Operating Officer, effective immediately.

Mr. Cortopassi, 49, has served as the Company’s President of International and Vertical Markets since 2022 and, during his 12-year career with the Company, has held various other leadership roles, including President, Global Payments Integrated.

In connection with his appointment, the Compensation Committee of the Board of Directors of the Company approved the following compensation package for Mr. Cortopassi: (i) base salary of $775,000; (ii) a target bonus of 125% of his base salary; (iii) target equity grant having an aggregate grant date fair value of $5,000,000; and (iv) an initial one-time equity grant (consisting of performance stock units, restricted stock and stock options) having a grant date fair value of $2,350,000.

On August 1, 2024, the Company entered into an employment agreement with Mr. Cortopassi reflecting his new title and compensation. The employment agreement has an initial term of three years with automatic one-year extensions unless either party provides notice of non-renewal.

The employment agreement prohibits Mr. Cortopassi from disclosing the Company’s confidential information, soliciting the Company’s customers or recruiting the Company’s employees for a period of 24 months following the separation date. In addition, if Mr. Cortopassi’s employment is terminated by the Company or by Mr. Cortopassi, he has agreed not to compete with the Company generally for a specified period. The non-compete does not apply if his employment is terminated as a result of the Company’s decision not to extend the employment agreement.

The employment agreement may be terminated by the Company at any time with or without “cause” (as defined in the employment agreement) or by Mr. Cortopassi for no reason or for “good reason” (as defined in the employment agreement). The employment agreement will also terminate upon Mr. Cortopassi’s death, disability or retirement. Depending on the reason for the termination and when it occurs, Mr. Cortopassi will be entitled to certain severance benefits, as described below.

Termination by the Company other than for Cause, Death or Disability, or Resignation for Good Reason Prior To a Change in Control. If, prior to a change in control or on or after the second anniversary of a change in control, Mr. Cortopassi’s employment is terminated by the Company other than for death, disability or cause or by Mr. Cortopassi for good reason, Mr. Cortopassi will be entitled to the following payments and benefits: (i) continued payments of base salary for 18 months, provided that he does not violate any restrictive covenants; (ii) a prorated annual incentive bonus for the year in which the termination occurs, based on actual performance against certified pre-established bonus targets; (iii) an additional cash payment equal to 1.5x his target annual bonus opportunity, payable nine months after the separation date, provided that he does not violate any restrictive covenants; (iv) a lump sum cash payment equal to 18 months of COBRA premiums, payable within 60 days following separation; (v) any outstanding restricted stock and stock options exercisable within 24 months of the separation date will vest as of the separation date, and the options will remain exercisable for no more than 90 days from the separation date; and (vi) any outstanding performance units will vest pro-rata based on target performance (if termination occurs in the first year of the applicable performance cycle) or actual performance (if termination occurs after the first year of the applicable performance cycle).

Termination by the Company other than for Cause, Death or Disability, or Resignation for Good Reason After or in Connection with a Change in Control. If, within 24 months after a change in control, Mr. Cortopassi’s employment is terminated by the Company other than for death, disability or cause or he resigns for good reason, Mr. Cortopassi will be entitled to the following payments and benefits: (i) a lump sum cash payment equal to 2x his base salary, provided that he does not violate any restrictive covenants; (ii) a prorated annual incentive bonus for the year in which the termination occurs based on (a) his then-current target bonus opportunity, if the separation date occurs before the end of the year in which the change of control occurred, or (b) the actual amount earned based on certified results, if the separation date occurs during a year that began after the change in control occurred; (iii) an additional cash payment equal to 2x his target annual bonus opportunity, payable nine months after the separation date, provided that he does not violate any restrictive covenants; (iv) a lump sum cash payment equal to 18 months of COBRA premiums, payable within 60 days following separation; (v) any outstanding restricted stock and stock options will vest as of the separation date, and the options will remain exercisable for no more than 90 days from the separation date; and (vi) any outstanding performance units will vest in full based on target performance (if termination occurs in the first year of the applicable performance cycle) or actual performance (if termination occurs after the first year of the applicable performance cycle).

Death or Disability. Whether or not a change in control occurs, if Mr. Cortopassi’s employment is terminated by reason of death or disability, he will be entitled to receive accrued salary and benefits through the separation date and any other benefits that may apply. Any outstanding performance units, restricted stock awards and stock options will vest (in the case of performance-based awards, based on target performance), and the options will remain exercisable for no more than 90 days from the separation date.

Retirement. Whether or not a change in control occurs, if Mr. Cortopassi’s employment is terminated by reason of his retirement, he will be entitled to receive accrued salary and benefits through the separation date and any other benefits that may apply. Any outstanding performance units, restricted stock awards and stock options will vest (in the case of performance units, based on actual performance at the end of the applicable performance cycle), and the options will remain exercisable for no more than 90 days following retirement.

Termination for Cause or Resignation Without Good Reason. If the Company terminates Mr. Cortopassi for cause, or if Mr. Cortopassi resigns without good reason, he will be entitled to receive accrued salary and benefits through the separation date, but no additional severance amount will be payable under the terms of the employment agreement.

The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the agreement, as attached hereto as Exhibit 10.1.

There are no family relationships between Mr. Cortopassi and any Company director or executive officer, and no arrangements or understandings between Mr. Cortopassi and any other person pursuant to which he was selected as an officer. Mr. Cortopassi is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On August 6, 2024, the Company issued a press release announcing the appointment of Mr. Cortopassi as President and Chief Operating Officer, effective immediately. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1+	Employment Agreement, dated as of August 1, 2024, by and between Global Payments Inc. and Robert Cortopassi
99.1	Press Release by Global Payments Inc., dated August 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
______________________

+	Management contract or compensatory plan or arrangement.

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date:	August 6, 2024	By: /s/ Dara Steele-Belkin
Dara Steele-Belkin
General Counsel and Corporate Secretary